Exhibit 99.2

WASTE CONNECTIONS ANNOUNCES ACQUISITION OF
COUNTY WASTE AND RECYCLING SERVICE, INC.

FOLSOM, CA, April 4, 2011 - Waste Connections, Inc. (NYSE: WCN) today announced that it has acquired Hudson Valley Waste Holding, Inc., and its wholly-owned subsidiary, County Waste and Recycling Service, Inc. (“County Waste”). Founded in 1990, County Waste is the largest privately-owned solid waste services company in New York’s Hudson Valley, with total annual revenue of approximately $120 million. County Waste provides solid waste collection, transfer and recycling services across more than a dozen counties, the majority of which is situated in Albany and the Capital Region. The operations acquired include six collection operations, three transfer stations and one recycling facility.

“County Waste has copied our playbook in building a leading position within its markets, focused on controlling the waste stream and almost doubling in size over the past five years. The company also has invested almost $50 million over the past 24 months in new fleet, containers, and facilities to position itself for continuing growth. In October 2010, County Waste opened a new single stream recycling facility with an estimated capacity of 600 tons per day. Its market presence and asset quality are unique for a privately-held company operating in secondary, competitive markets,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. The Company serves more than two million residential, commercial and industrial customers from a network of operations in 29 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to contribution from acquisitions, growth and facility capacity. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following:  (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (4) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (5) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; and (6) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline.  These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

CONTACT:
Waste Connections, Inc.
Worthing Jackman, (916) 608-8266
worthingj@wasteconnections.com